UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Corning Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON APRIL 30, 2020

To the Shareholders of Corning Incorporated:

In light of the ongoing public-health crisis caused by the coronavirus (COVID-19) pandemic, related governmental actions and the importance of safeguarding the health of all Corning stakeholders, the location and format of the Annual Meeting of Shareholders of Corning Incorporated (the “Annual Meeting”) has been changed. As previously announced, the Annual Meeting will be held on Thursday, April 30, 2020 at 11:00 a.m. Eastern Time. However, the Annual Meeting will be convened at Corning’s Headquarters at One Riverfront Plaza, Corning, New York 14831, and a remote/virtual option will also be provided.

To minimize the risks to shareholders and employees, Corning encourages all shareholders to access the Annual Meeting via the webcast, rather than attend the meeting in person, and to vote and submit proxies in advance by one of the methods described in the proxy materials.

As described in the previously distributed proxy materials for the Annual Meeting, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 2, 2020. The webcast of the Annual Meeting will be available at www.virtualshareholdermeeting.com/GLW2020. To attend the Annual Meeting, you must enter the control number found on your proxy card, voting instruction form or notice previously received. The proxy cards included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to attend and vote on the proposals considered during the Annual Meeting. When attending the meeting virtually, you may vote by following the instructions available on the meeting website during the meeting.

Although you are encouraged to submit proxies in advance of the Annual Meeting or to vote at the Annual Meeting virtually, you may also vote in person. To attend the Annual Meeting in person, you will need to register upon arrival. We may check for your name on our shareholders’ list and ask you to produce valid photo ID. If your shares are held in street name by your broker or bank, you should bring your most recent brokerage account statement or other evidence of your share ownership. If we cannot verify that you own Corning shares, it is possible that you will not be admitted. We may also impose additional screening measures for the health and safety of all participants.

As circumstances relating to the COVID-19 pandemic develop, Corning may impose additional procedures or limitations on Annual Meeting attendees (beyond those described in the proxy statement and this supplemental proxy statement). If the state of emergency in New York continues through April 30, Corning will likely hold the Annual Meeting solely by means of remote/virtual communication (i.e., a virtual-only meeting) and eliminate the option to attend in person, as permitted by any then-current state Executive Order. Corning will announce any such changes by press release and by posting on its website at investor.corning.com, as well as through an SEC filing.

The 2020 Proxy Statement and 2019 Annual Report are available on our website at corning.com/2020-proxy.

Sincerely,

Linda E. Jolly
Vice President and Corporate Secretary